Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 22, 2007, in the Registration Statement (Form S-1 No. 333-            ) and related Prospectus of Monotype Imaging Holdings Inc. dated January 26, 2007.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 26, 2007